UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 28, 2015

MONGOLIA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-54230	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 W. Sahara Avenue, Suite 800

Las Vegas, Nevada 89102

(Address of Principal Executive Offices) (Zip Code)

(702) 949-9449

(Registrant's Telephone Number, Including Area Code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Jeff Leach, age 54, Chief Operating Officer - On May 1, 2015, Carl Casareto resigned as Chief Operating Officer of Mongolia Holdings, Inc. (the “Company”).  There were no disagreements between Mr. Casareto and the Company.  On May 28, 2015, the Board of Directors entered into an Employment Agreement and elected Jeffrey Leach Chief Operating Officer of the Company. Mr. Leach was appointed Chief Operating Officer of the Company effective May 15, 2015.  He was most recently the President of Fisher Capital Investments (Steven Fisher’s Family Office) from August 2014 to February 2015. Previously, he was employed at Southport Lane from November 2012 thru March 2014, where he was last the President of the Private Equity Group.  Prior to that, he was the Managing Director of Marketing at Clarion Capital Partners, a middle market private equity firm, from November 2011 thru October of 2012. From April to October 2011, Mr. Leach was a Managing Partner of Clearbrook Global, an institutional advisory firm with over $40 billion in assets under advisement. From 2009 to 2011, he was the Managing Director of Doherty Advisors, LLC, a volatility arbitrage trading firm with over $400 million in assets under management. From 2006 to 2009, he worked at Integrated BioPharma, Inc., a publicly traded nutraceutical firm, where he was last the Chief Executive Officer. From 1995 to 2000, Mr. Leach was a General Partner in the Stone Pine Companies, an asset management firm with over $2 billion in assets under management. Prior to 1994 he had several senior management roles in financial services and insurance related businesses.  Jeff Leach graduated from Bucknell University with a BS in Economics in 1983. He has served on numerous boards in both profit and not for profit ventures.

The Employment Agreement with Jeffrey Leach is for five years ending on May 14, 2020, unless extended or terminated earlier.  Mr. Leach will be employed on a full time basis at a base salary of $200,000 per annum.  He will be entitled to receive a bonus equal to 50% of his annual base salary if during any year which Mr. Leach is employed by the Company, its EBITDA, including cash extraordinary items but before officer’s bonuses equals at least $10 million or the Company completes an equity fund of at least $10 million.

In the event the Company is unable to meet its payroll obligations to Mr. Leach for 30 consecutive days, at its sole discretion it can satisfy its current payroll obligations to Mr. Leach through either a promissory note or through the issuance of shares of the Company’s common stock at $0.25 per share.  Mr. Leach will receive 200,000 shares of common stock under the Company S-8 registration statement.

The Employment Agreement is terminable by the Company with or without Cause (as defined).  Mr. Leach may terminate on three month’s advance notice or without advance notice in the event of a material breach by the Company of the agreement or the employment relationship by the Company.  If the agreement is terminated by the Company without Cause, Mr. Leach will be entitled to severance equal to twelve months base salary.  In the event of death, his estate shall receive his base salary until the end of the calendar year, but not less than six months’ base salary.  In the event of a breach by the Company of the Employment Agreement, Mr. Leach may terminate his employment and receive twelve month’s base salary, as liquidated damages.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated as of May 28, 2015 by and between the Registrant and Jeffrey Leach.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2015	MONGOLIA HOLDINGS, INC.

By: /s/ Gary D. Kucher
Name: Gary D. Kucher
Title: Chief Executive Officer

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